UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  August 11, 2011

LIFE PARTNERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State of incorporation)

0-7900 (Commission File Number)	74-2962475 (I.R.S. Employer ID no.)

204 Woodhew Waco, Texas (Address of Principal Executive Offices)	76712 (Zip Code)

Issuer’s telephone number, including area code:  254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On August 11, 2011, Life Partners Holdings, Inc. (“we”) issued a press release announcing the declaration of a dividend of $0.20 cents per share payable on or about September 15, 2011, to shareholders of record as of August 26, 2011.

We also issued a press release dated August 12, 2011, announcing that we had received a letter from the staff of the Nasdaq on August 10, 2011, indicating that, while we were not in compliance with certain continuing listing standards of the Nasdaq, the Nasdaq has accepted our plan of compliance and has granted an extension for the continued listing of the our common stock.

We had previously been notified that we did not comply with Nasdaq’s listing requirements because we had not filed our Form 10-K for the year ended February 28, 2011 (the “Form 10-K”) and our Form 10-Q for the quarterly period ended May 31, 2011 (the “Form 10-Q”).  After reviewing our plan to regain compliance, the Nasdaq Listing Qualifications Staff granted an exception to enable us to regain compliance.  Under the terms of the exception, we must file our Form 10-K and Form 10-Q on or before November 28, 2011.

In our plan, we stated that the filings of the Form 10-K and Form 10-Q have been delayed due to the resignation of our independent registered public accounting firm on June 3, 2011, which was before completing an audit of our consolidated financial statements for the fiscal year ended February 28, 2011.  On July 5, 2011, we engaged Whitley Penn LLP (“Whitley Penn”) as our independent registered public accounting firm.  Whitley Penn has begun its audit of our consolidated financial statements, and anticipates completion of the audit within a time frame that enables us to file the Form 10-K and the Form 10-Q on or before November 28, 2011.

These press releases are furnished as exhibits and are posted on our website (www.lphi.com).

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated August 11, 2011, announcing a dividend.

99.2	Press release dated August 12, 2011, announcing Nasdaq’s acceptance of compliance plan for continued listing .

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 12, 2011
Life Partners Holdings, Inc.

By:	/s/ David M. Martin
David M. Martin
Principal Financial Officer

EXHIBIT INDEX

Number	Description	Page

99.1	Press release dated August 11, 2011, announcing a dividend.	5

99.2	Press release dated August 12, 2011, announcing Nasdaq’s acceptance of compliance plan for continued listing.	6